Exhibit 99.2

Information Disclosed at Bear Stearns Healthcare Conference

During a presentation at the Bear Stearns 16th Annual Healthcare Conference on September 8, 2003, ICN Pharmaceuticals, Inc. (the “Company”) presented certain financial information described below which may constitute non-GAAP financial measures within the meaning of the SEC’s Regulation G. As previously announced, the presentation was made available by live webcast and is available by audio archive, which can be accessed on the Investor Relations section of the Company’s website.

1.     Information with Respect to Discontinued Businesses

The Company announced that its revenues for 2002 for both continuing and discontinued operations totaled $959 million, and that its Cost of Goods Sold for 2002, for both continuing and discontinued operations, amounted to 44% of total revenues. The table below sets forth comparable financial measures presented in accordance with generally accepted accounting principles (“GAAP”), and reconciles such comparable GAAP measures with the information presented by the Company.

	Continuing	Discontinued
(In millions)	operations	operations	Total

Product sales	$466.8	$221.9	$688.7
Royalties	270.3	0	270.3

Revenue	737.1	221.9	959.0
Cost of goods sold	157.0	143.0	300.0
	33.6%	64.4%	43.6%
Other expenses	495.8	276.2	772.0
Cumulative effect of change in accounting principle	(21.8)	—	(21.8)
Net Income (loss)	$62.5	$(197.3)	$(134.8)

The Company believes that presenting such information concerning its discontinued operations provides investors with useful information regarding its 2002 operating results, and facilitates investor understanding of the nature and impact of the Company’s restructuring efforts.

2.     Adjusted Operating Income Information

The Company announced that corporate expenses and operating income for the first six months of 2002 totaled $41 million, and $117 million, respectively. In each case, these amounts excluded certain non-recurring items, which are detailed below.

(in millions)	Six months ended June 30,

	2003	2002

Total consolidated operating income (loss)	$81.2	$(63.5)
Non-recurring items included in operating income	—	181.0

Total consolidated operating income excluding non-recurring items	$81.2	$117.5

Corporate expenses	$32.0	$221.4
Non-recurring items included in Corporate expenses	—	181.0

Total corporate expenses excluding non-recurring items	$32.0	$40.4

The Company believes that excluding the non-recurring items from income from continuing operations for the six months ended June 30, 2002, provides a more meaningful basis for comparing results from those periods to the comparable period in 2003, which did not include those items. For the six months ended June 30, 2002, non-recurring items include stock compensation costs related to the Company’s change of control under the Company’s 1998 amended stock option plan ($61.4 million); executive and director bonuses paid in connection with the Ribapharm initial public offering ($47.8 million); professional fees related to Ribapharm ($13.0 million); incentive compensation costs related to the accelerated vesting of restricted stock upon the change of control under the Company’s Long-Term Incentive Plan ($12.0 million); costs incurred in the Company’s 2002 proxy contest ($7.4 million); the write-down of the corporate airplane ($9.1 million); the write-off of ICN International AG capitalized offering costs ($18.3 million); and severance costs related to the termination of the former Chairman and Chief Executive Officer ($12.0 million).

3.     Analysis of 2002 Product Gross Margins

The Company announced information regarding 2002 sales revenues and gross margins for individual products as set forth below. The table also includes information on the cost of goods sold of each product.

(in millions)

Product	Therapeutic category	2002 Sales	Cost of Goods Sold	Gross Margins %

Mestinon	Neurology	$31.4	$6.6	79%
Bedoyecta	Primary Care	29.8	8.0	73%
Efudix/Efudex	Dermatology	23.3	3.3	86%
Librax	Neurology	18.5	4.1	78%
Virazole	Infectious Disease	17.3	1.2	93%
Omeprazole	Infectious Disease	11.1	3.7	67%
Dalmane	Neurology	10.8	3.1	71%
Kinerase	Dermatology	9.7	1.5	85%
Calcitonin	Metabolic	9.5	4.2	56%
Reptilase	Critical Care	7.2	2.7	62%
All others		298.2	118.7	60%

Grand total		$466.8	$157.0	66%